                                                                   Exhibit 3.1.2


                               STATE OF DELAWARE
                        OFFICE OF THE SECRETARY OF STATE


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NORTHSTAR HEALTH SERVICES, INC." FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF JUNE, A.D. 1998, AT 2 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.






                                             /s/ EDWARD J. FREEL
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State


2316184 8100                                 AUTHENTICATION:  9141677
981232574                                    DATE:            06-16-98

                                                       STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 02:00 PM 06/16/1998
                                                       981232574-2316184


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        NORTHSTAR HEALTH SERVICES, INC.


     Northstar Health Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY THAT:

     FIRST: The Board of Directors of Northstar Health Services, Inc. (the "Corporation"), at a meeting of the Board of Directors held on April 14, 1998, pursuant to notice duly given, duly adopted the following resolutions setting forth a proposed amendment of the previously amended Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and calling for a meeting of the stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that in accordance with Title 8, Chapter 1, Section 242 of the Delaware Code, as amended, the Board of Directors hereby declares the advisability of, and hereby approves and adopts, the following proposed amendment to the Company's Certificate of Incorporation and hereby directs that the following proposed amendment to the Certificate of Incorporation of this Company be submitted to the stockholders of the Company for their approval and adoption at the 1998 Annual Meeting of the Stockholders, to wit:

               Article 4 of the Certificate of Incorporation of Northstar Health Services, Inc. is amended and restated to read in full and in its entirety as follows:

               4. The total number of shares of stock which the Corporation shall have authority to issue is twenty-one million (21,000,000) shares, twenty million (20,000,000) shares of which shall be Common Stock, of the par value of One Cent ($0.01) per share (the "Common Stock"), and one million (1,000,000) shares of which shall be Preferred Stock, of the par value of One Cent ($0.01) per share (the "Preferred Stock"), amounting in the aggregate to Two Hundred Ten Thousand Dollars ($210,000).

               Additional designations and powers, preferences and rights and qualifications, limitations or restrictions thereof of the shares of stock shall be determined by the Board of Directors of the Corporation from time to time.

     SECOND: Thereafter, pursuant to resolution of the Board of Directors, at the annual meeting of the stockholders of the Corporation held on June 11, 1998, after notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, the holders of a majority of the outstanding shares entitled to vote thereon voted in favor of the approval and adoption of the amendment.

     THIRD: Such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be signed by Thomas W. Zaucha, its President and Chief Executive Officer this 11th day of June, 1998.



(SEAL)                                    NORTHSTAR HEALTH SERVICES, INC.


                                          BY: /S/ THOMAS W. ZAUCHA
                                          -------------------------------
                                                  Thomas W. Zaucha
                                          President and Chief Executive Officer